EXHIBIT 21


                    CUMMINS ENGINE COMPANY,  INC.
                    _____________________________
                    SUBSIDIARIES OF THE REGISTRANT
                    ______________________________


                                                         State or Country of
Subsidiary/Joint Venture                                 Incorporation
________________________                                 ___________________

A. F. Shane Company                                      Pennsylvania
Aggregatebau GmbH                                        Germany
Agreba Aggregatebau GmbH & Co. KG                        Germany
Agreba Beteilingungs GmbH                                Germany
Atlas Crankshaft Corporation                             Ohio
Autofield Engineers Private Limited                      India
Auto Diesels Power Plant Limited                         United Kingdom
Behr America, Inc.                                       Delaware
Behr Gmgh
Behr Heat Transfer Systems, Inc.                         Delaware
Cadec Systems, Inc.                                      Indiana
Cal Disposition, Inc.                                    California
C. G. Newage Electrical, Ltd.                            India
Chongqing Cummins Engine Company, Ltd.                   China
CNE S/A Industrial                                       Brazil
Combustion Technologies, Inc.                            Indiana
Consolidated Diesel Company                              North Carolina
Consolidated Diesel, Inc.                                Delaware
Consolidated Diesel of North Carolina, Inc.              North Carolina
Cummins Americas, Inc.                                   Indiana
Cummins Australia Pty. Limited                           Australia
Cummins Brasil, S.A. Ltda.                               Brazil
Cummins British Columbia                                 Canada
Cummins Corporation                                      Indiana
Cummins de Colombia, S.A.                                Colombia
Cummins Diesel Deutschland GmbH                          Germany
Cummins Diesel Export Limited                            Barbados
Cummins Diesel of Canada Limited                         Canada
Cummins Diesel International Limited                     Barbados
Cummins Diesel Italia S.P.A.                             Italy
Cummins Diesel (Japan) Ltd.                              Japan
Cummins Diesel Limited                                   Canada
Cummins Diesel N.V.                                      Belgium
Cummins Diesel Sales Corporation                         Indiana
Cummins Diesel Sales & Service Co. Ltd.                  Korea
Cummins Diesel Sales & Service, Ltd. (India)             India
Cummins Engine (Beijing) Co., Ltd.                       China
Cummins Engine Company Limited                           New Zealand
Cummins Engine Company Limited                           United Kingdom
Cummins Engine H.K. Limited                              Hong Kong
Cummins Engine Holding Company, Inc.                     Indiana
Cummins Engine (Singapore) Pte. Ltd.                     Singapore
Cummins Engine Venture Corporation                       Indiana
Cummins Financial, Inc.                                  Delaware
Cummins Finance Limited                                  United Kingdom
Cummins Funding Corporation                              Delaware
Cummins France EURL                                      France
Cummins Great Lakes, Inc.                                Indiana
Cummins India                                            India
Cummins India Holdings Limited                           India
Cummins International Finance Corporation                Delaware
Cummins KH-12, Inc.                                      Delaware
Cummins Komatsu Engine Company                           Indiana
Cummins Korea, Ltd.                                      Korea
Cummins Mexicana, S.A. de C.V.                           Mexico
Cummins Military Systems Company                         Delaware
Cummins Nordeste, S.A.                                   Brazil
Cummins Power Generation, Inc.                           Indiana
Cummins Professional Training Center, Inc.               Delaware
Cummins Research Limited Partnership                     United States
Cummins S.A. de C.V.                                     Mexico
Cummins Ten Holdings Ltd.                                Canada
Cummins U.K. Limited                                     United Kingdom
Cummins Venture Corporation                              Delaware
Cummins Wartsila Engine Company, GEIE                    France
Cummins Wartsila Engine Company, S.A.S.                  France
Cummins Zimbabwe Pvt. Ltd.                               Zimbabwe
Diesel Credit Services                                   United Kingdom
Diesel ReCon de Mexico, S.A. de C.V.                     Mexico
Diesel ReCon Industria e Comercio Ltda.                  Brazil
Dong Feng Cummins Engine Company Ltd.                    China
Empresas Cummins S.A. de C.V.                            Mexico
Enceratec, Inc.                                          Maryland
Engine Systems Limited                                   Pakistan
European Engine Alliance EEIG
Fleetguard Commercial S.A. de C.V.                       Mexico
Fleetguard Filtration Systems, India Pvt. Ltd.           India
Fleetguard GmbH                                          Germany
Fleetguard, Inc.                                         Indiana
Fleetguard Korea, Ltd.                                   Korea
Fleetguard Mexico S.A. de C.V.                           Mexico
Fleetguard SNC                                           France
Getrag Precision Gear Company, LLC                       South Carolina
Hodek Engineering Co. Ltd.                               India
Holset Brasil Equipamentos Automotores Ltda.             Brazil
Holset Engineering Company, Inc.                         Indiana
Holset Engineering Company Limited                       United Kingdom
Holset SNC                                               France
HPI Company                                              Indiana
Hyperbar USA, Inc.                                       Indiana
Industria e Comercio Cummins Ltda.                       Brazil
Industrial Power Alliance                                Japan
Integrated Distribution Systems, Inc.                    Delaware
KamDizel                                                 Russia
K.B.B. GmbH                                              Germany
Komatsu Cummins Engine Co., Ltd.                         Japan
Komatsu, Ltd.                                            Germany
Kompressorenban Bannewitz GmbH                           Germany
Kuss Corporation                                         Ohio
Kuss SNC                                                 France
Logstrup Modular Systems PTE, Limited                    Singapore
Markon Engineering Company Ltd.                          United Kingdom
MHTC Corporation                                         Delaware
Motores Cummins Diesel do Brazil, Ltda.                  Brazil
Muenchworks Limited                                      Canada
NAP Accoustics South East Asia PTE, Limited              Singapore
Newage Engineers Pty. Ltd.                               Australia
Newage (Far East) Pte. Ltd.                              Singapore
Newage International Limited                             United Kingdom
Newage Italia S.R.L.                                     Italy
Newage Ltd. (UK)                                         United Kingdom
Newage Ltd. (US)                                         Pennsylvania
Newage Machine Tools Limited                             United Kingdom
Newage Norge                                             Norway
Newage Pension Trustees Limited
Newage Staff Pension Trustees Limited
No. 379 Taurus Ventures Ltd.                             Canada
Northwest Dieselguard Limited                            Canada
Nu-Plant Service Limited                                 United Kingdom
Ona Corporation                                          Alabama
Onan Australia Pty. Limited                              Australia
Onan Canada Limited                                      Canada
Onan Corporation                                         Delaware
Onan Foreign Holdings, Ltd.                              Delaware
Onan FSC Limited                                         Jamaica
Onan International B.V.                                  The Netherlands
Onan International Limited                               United Kingdom
Onan New York, Inc.                                      New York
Pacific World Trade, Inc.                                Indiana
Park Avenue Limited Partnership                          United States
Petbow Custom Generators Limited                         United Kingdom
Petbow Far East PTE, Limited                             Singapore
Petbow Limited                                           United Kingdom
Petbow Pacific Limited                                   Hong Kong
Petbow Power Projects Limited                            United Kingdom
Petbow S.A.                                              France
Petbow Welding Products Limited                          United Kingdom
PGI Manufacturing Limited                                United Kingdom
PGI (UK Holdings) Limited                                United Kingdom
PGI (Overseas Holdings) B.V.                             The Netherlands
Poona Couplings, Ltd.                                    India
Power Generation International Limited                   United Kingdom
Power Group International (Overseas Holdings) Limited    United Kingdom
Precise Power Corporation                                Florida
PT Newage Engineers Indonesia                            Indonesia
Shanghai Fleetguard Filter Co., Ltd.                     China
Stamford Iberica                                         Spain
Tata Cummins Ltd.                                        India
TATA Holset Private Limited                              India
TATA Engineering Locomotive Company Limited              India
TATA Exports Limited                                     India
TATA Industries Limited                                  India
Techniparts S.A.                                         France
Turbo Europa, B.V.                                       The Netherlands
Wabco Compressor Manufacturing Company                   Delaware
Wuxi Electrical & Machinery Group                        China
Wuxi Engine Works                                        China
Wuxi Holset Engineering Company Limited                  China
Wuxi Newage Alternators Ltd.                             China
124747 Canada Limited                                    Canada
14-15 Corporation                                        Nevada